Exhibit 1.1

EXECUTION VERSION

Pacific Gas and Electric Company

$400,000,000 Aggregate Principal Amount

of 4.00% Senior Notes due December 1, 2046

$250,000,000 Aggregate Principal Amount

of Floating Rate Senior Notes due November 30, 2017

Underwriting Agreement

New York, New York

November 28, 2016

To the Representatives

named in Schedules I-A and I-B hereto

of the several Underwriters

named in Schedules II-A and II-B hereto

Ladies and Gentlemen:

Pacific Gas and Electric Company, a corporation organized under the laws of the State of California (the “Company”), proposes to sell to the several underwriters named in Schedules II-A and II-B hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, (i) $400,000,000 aggregate principal amount of 4.00% Senior Notes due December 1, 2046 having the terms set forth in Schedule I-A hereto (the “Fixed Rate Notes”) and (ii) $250,000,000 aggregate principal amount of Floating Rate Senior Notes due November 30, 2017 having the terms set forth in Schedule I-B hereto (the “Floating Rate Notes” and together with the Fixed Rate Notes, the “Securities”) to be issued under an indenture, amended and restated as of April 22, 2005 (the “Base Indenture”), as supplemented by the Seventh Supplemental Indenture dated as of June 11, 2009, as further supplemented by the Twentieth Supplemental Indenture dated as of November 12, 2013, and as further supplemented by the Twenty-Eighth Supplemental Indenture to be dated as of December 1, 2016 (the “Twenty-Eighth Supplemental Indenture” and, together with the Base Indenture as supplemented, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Schedules II-A and II-B other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File No. 333-193879) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) As of the Execution Time and the Closing Date, (i) the Disclosure Package and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) The Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto did not, as of their issue dates, and do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Indenture has been duly authorized by the Company; and the Base Indenture has been, and at the Closing Date the Supplemental Indenture will have been, duly executed and delivered by the Company; and the Base Indenture constitutes and, at the Closing Date, assuming due authorization, execution and delivery by the Trustee, the Supplemental Indenture will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by laws and principles of equity affecting the enforcement of creditors’ rights, including, without limitation, bankruptcy, reorganization, insolvency arrangement, fraudulent conveyance, moratorium, receivership, assignment for the benefit of creditors laws; and the Base Indenture has been duly qualified under the Trust Indenture Act and the Supplemental Indenture will be qualified under the Trust Indenture Act as of the Closing Date.

(j) The issuance and sale by the Company of the Securities pursuant to this Agreement have been duly authorized by all necessary corporate action; and, when issued, authenticated and delivered to the Underwriters pursuant to this Agreement against payment of the consideration therefor specified herein, the Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by laws or principles of equity affecting creditors’ rights, including, without limitation, bankruptcy, reorganization, insolvency, arrangement, fraudulent conveyance, moratorium, receivership, assignment for the benefit of creditors laws, and will be entitled to the benefits of the Indenture.

(k) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) or a company “controlled” by an “investment company” within the meaning of the 1940 Act.

(l) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained from the California Public

Utilities Commission (the “CPUC”), under the Act, under the Trust Indenture Act or otherwise and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(m) Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any licenses, certificates, permits and other authorizations which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(n) None of the issue and sale of the Securities, the consummation of any other of the transactions herein contemplated or the performance by the Company of any of its obligations set forth herein will conflict with or result in, a breach or violation of: (i) the charter, bylaws or comparable constituent documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(p) There has not occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package that would reasonably be expected to have a Material Adverse Effect.

(q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(r) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and of the Public Company Accounting Oversight Board.

(s) Except as set forth or contemplated in the Registration Statement, Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), neither the Company nor any of its subsidiaries is (i) in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there is no investigation pending or, to the Company’s knowledge, threatened against it or its subsidiaries, that could reasonably be expected to lead to the making of such a claim.

(t) The Company does not have any significant subsidiaries as defined by Rule 1-02 of Regulation S-X.

(u) The CPUC has authorized the issuance and sale by the Company of the Securities, and such authorization is in full force and effect and sufficient for the issuance and sale of the Securities to the Underwriters.

(v) The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(w) The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) and such disclosure controls and procedures were effective as of the end of the Company’s most recently completed fiscal quarter.

(x) To the Company’s knowledge, none of the Company, any of its subsidiaries, or any director, officer, agent, affiliate or employee of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not use the proceeds from the sale of the Securities, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing the activities of any person currently the subject of any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase prices (including accrued interest, if any) set forth in Schedules I-A and I-B hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedules II-A and II-B hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I-A and I-B hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price (including accrued interest, if any) thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to, and they hereby represent that they will, offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use, any order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Final Prospectus, or the institution or threatening of any proceeding for the purpose of suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Final Prospectus, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent (i) the issuance of such stop order or other order referred to in the preceding sentence, or (ii) the occurrence of (A) any suspension of the effectiveness, or objection to the use, of the Registration Statement or (B) any prevention or suspension of the use of the preliminary prospectus, any Issuer Free Writing Prospectus or the Final Prospectus and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) The Company shall prepare final term sheets for each of the Fixed Rate Notes and the Floating Rate Notes, containing solely descriptions of the respective final terms and offering of the Securities, in the form approved by you and attached as Schedules IV-A and IV-B hereto, and file such term sheets pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the free writing prospectuses containing the information contained in the final term sheets prepared and filed pursuant to Section 5(b) hereto, or one or more free writing prospectuses through customary Bloomberg distribution that do not contain substantive changes from or additions to the information contained in the final term sheets prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto or term sheets, substantially in the form of Schedules IV-A and IV-B hereto, and any electronic road show. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or the offering or (ii) information permitted by Rule 134. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping and that it will not take any action that would result in any Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) a Free Writing Prospectus prepared by or on behalf of such Underwriter that such Underwriter would not otherwise have been required to so file.

(i) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedules I-A and I-B hereto; provided that the prior written consent of the Representatives shall not be required for the sale or remarketing of tax-exempt bonds issued by a governmental authority or body for the benefit of the Company or for issuances of commercial paper or other debt securities with scheduled maturities of less than one year.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheets contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Orrick, Herrington & Sutcliffe LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Schedule V hereto.

(c) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, the President, any Senior Vice President or the Treasurer and by the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened.

(e) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2015, nothing came to their attention which caused them to believe that, with respect to the period subsequent to September 30, 2016, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt or short-term borrowings of the Company and its subsidiaries or the capital stock of the Company or decreases in current assets or the shareholders’ equity of the Company, as compared with the amounts shown on the September 30, 2016 consolidated balance sheet included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, or for the period from October 1, 2016 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in operating revenues, income before income taxes or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions “Ratio of Earnings to Fixed Charges” and “Capitalization” in the Preliminary Prospectus and the Final Prospectus, and the information included or incorporated by reference in Items 1, 1A, 6, 7 and 7A of the Company’s Annual Report on Form 10-K and the information included in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in the Company’s Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any material change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of PG&E Corporation’s or the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating.

(h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, at Four Times Square, New York, New York, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through J.P. Morgan Securities LLC, on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any subsequent amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheets required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in this Section 8. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities, (ii) under the heading “Underwriting,” (A) the sentences related to concessions and reallowances and (B) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to one local counsel) for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party will be liable for any settlement of any such action effected without its prior written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedules II-A and II-B hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedules II-A and II-B hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the

Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment: (a) (i) trading in the common stock of PG&E Corporation shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in any series of the preferred stock of the Company shall have been suspended by the Commission or the NYSE MKT LLC, (iii) (A) trading in securities generally on the New York Stock Exchange shall have been suspended or limited, (B) minimum prices shall have been established on either of such exchanges, or (C) there shall have been a material disruption in the clearance or settlement of securities generally on either of such exchanges which makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Agreement, the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto), (b) a banking moratorium shall have been declared either by Federal, California or New York State authorities, (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis which makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Agreement, the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto) or (d) there shall have been such a material adverse change in general economic, political or financial conditions or the financial markets in the United States which makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Agreement, the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013 (fax no.: (646) 291-1469), Attention: General Counsel; (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179 (fax no.: (212) 834-6081), Attention: Investment Grade Syndicate Desk – 3rd floor; (iii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, NY 10020 (fax no.: (646) 855-5958), Attention: High Grade Transaction Management/Legal; (iv) Mizuho Securities USA Inc., 320 Park Avenue, New York, NY 10020 (fax no.: (212) 205-7812), Attention: Debt Capital Markets; or, if sent to the Company, will be mailed, delivered or telefaxed to the Company’s General Counsel (fax no.: (415) 973-6374) and confirmed to the Company’s General Counsel, PG&E Corporation, at 77 Beale Street, San Francisco, CA 94105, Attention: General Counsel.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Closing Date” shall mean December 1, 2016.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheets prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective and, if later, the date the annual report of the last completed fiscal year of the Company on Form 10-K was so filed.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 4:15 p.m. Eastern Time on November 28, 2016, which is the time of the first contract of sale of the Securities.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 134,” “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Pacific Gas and Electric Company

By:	/s/ Nicholas M. Bijur
Name: Nicholas M. Bijur
Title: Vice President and Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed

and accepted as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner

Title: Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya

Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ David Mikula
Name: David Mikula

Title: Managing Director

MIZUHO SECURITIES USA INC.

By:	/s/ Okwudiri Onyedum
Name: Okwudiri Onyedum

Title: Managing Director

For themselves and as Representatives of the other several Underwriters named herein.

[Signature Page to Underwriting Agreement]

SCHEDULE I-A

4.00% Senior Notes due December 1, 2046

Underwriting Agreement dated November 28, 2016

Registration Statement No. 333-193879

Representatives:	Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mizuho Securities USA Inc.

Title, Purchase Price and Description of Securities:

Title:	4.00% Senior Notes due December 1, 2046

Principal amount:	$400,000,000

Price to Public:	98.164%

Price to Underwriters:	97.289%

Interest payment dates:	June 1 and December 1, commencing June 1, 2017

Sinking fund provisions:	Not applicable

Redemption provisions:

At any time prior to June 1, 2046 (the date that is six months prior to the maturity date), Pacific Gas and Electric Company may, at its option, redeem the 4.00% Notes due December 1, 2046 (in this Schedule, the “2046 Notes”) in whole or in part at a redemption price equal to the greater of: (1) 100% of the principal amount of the 2046 Notes to be redeemed or (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the 2046 Notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date), calculated as if the maturity date of such notes was June 1, 2046 (the date that is six months prior to the maturity date), discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest to the redemption date.

At any time on or after June 1, 2046 Pacific Gas and Electric Company may redeem the 2046 Notes, in whole or in part, at 100% of the principal amount of the 2046 Notes being redeemed plus accrued and unpaid interest to the redemption date. The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

Schedule I-A - 1

Other provisions:	Not applicable

Closing Date, Time and Location: December 1, 2016 at 10:00 a.m. at Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036

Date referred to in Section 5(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s): December 1, 2016

Modification of items to be covered by the letter from Deloitte & Touche LLP delivered pursuant to Section 6(e) at the Execution Time: None

Schedule I-A - 2

SCHEDULE I-B

Floating Rate Senior Notes due November 30, 2017

Underwriting Agreement dated November 28, 2016

Registration Statement No. 333-193879

Representative(s):	Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mizuho Securities USA Inc.

Title, Purchase Price and Description of Securities:

Title:	Floating Rate Senior Notes due November 30, 2017

Principal amount:	$250,000,000

Price to Public:	100.000%

Price to Underwriters:	99.850%

Sinking fund provisions:	Not applicable

Redemption provisions:	Not applicable

Other provisions:	Not applicable

Closing Date, Time and Location: December 1, 2016 at 10:00 a.m. at Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036

Date referred to in Section 5(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s): December 1, 2016

Modification of items to be covered by the letter from Deloitte & Touche LLP delivered pursuant to Section 6(e) at the Execution Time: None

Description of Floating Rate Senior Notes

Rate of Interest

The interest rate on the Floating Rate Senior Notes due November 30, 2017 (the “Floating Rate Notes”) will be reset quarterly on February 28, 2017, May 30, 2017 and August 30, 2017 (each, an “interest reset date”). The Floating Rate Notes will bear interest at a per annum rate equal to three-month LIBOR (as defined below) for the applicable interest reset period or initial interest period (each as defined below) plus 0.20% (20 basis points). The interest rate for the initial

Schedule I-B - 1

interest period will be three-month LIBOR, determined as of two London business days (as defined below) prior to the original issue date, plus 0.20% (20 basis points) per annum. The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by California law as the same may be modified by United States law of general application. Additionally, the interest rate on the Floating Rate Notes will in no event be lower than zero.

The “initial interest period” will be the period from and including the original issue date to but excluding the initial interest reset date. Thereafter, each “interest reset period” will be the period from and including an interest reset date to but excluding the immediately succeeding interest reset date; provided that the final interest reset period for the Floating Rate Notes will be the period from and including the interest reset date immediately preceding the maturity date of such Floating Rate Notes to but excluding the maturity date.

If any interest reset date would otherwise be a day that is not a Business Day, the interest reset date will be postponed to the immediately succeeding day that is a Business Day, except that if that Business Day is in the immediately succeeding calendar month, the interest reset date shall be the immediately preceding Business Day.

The interest rate in effect on each day will be (i) if that day is an interest reset date, the interest rate determined as of the interest determination date (as defined below) immediately preceding such interest reset date or (ii) if that day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date or the original issue date, as the case may be.

“Business Day” means any day (1) that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in The City of New York and, for any place of payment outside of The City of New York, in such place of payment, and (2) that is also a “London business day”, which is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Interest Rate Determination

The interest rate applicable to each interest reset period commencing on the related interest reset date, or the original issue date in the case of the initial interest period, will be the rate determined as of the applicable interest determination date. The “interest determination date” will be the second London business day immediately preceding the original issue date, in the case of the initial interest reset period, or thereafter, will be the second London business day immediately preceding the applicable interest reset date.

Schedule I-B - 2

The Bank of New York Mellon Trust Company, N.A., or its successor appointed by Pacific Gas and Electric Company, will act as calculation agent. Three-month LIBOR will be determined by the calculation agent as of the applicable interest determination date in accordance with the following provisions:

(i) LIBOR is the rate for deposits in U.S. dollars for the three-month period which appears on Reuters Screen LIBOR01 Page (as defined below) at approximately 11:00 a.m., London time, on the applicable interest determination date. “Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters Screen (or such other page as may replace the LIBOR01 page on that service, any successor service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Reuters Screen LIBOR01 Page, LIBOR for such interest determination date will be determined in accordance with the provisions of paragraph (ii) below.

(ii) With respect to an interest determination date on which no rate appears on Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., London time, on such interest determination date, the calculation agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters) in the London interbank market selected by Pacific Gas and Electric Company to provide the calculation agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the second London business day immediately following such interest determination date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such interest determination date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such interest determination date will be the arithmetic mean of such quotations as calculated by the calculation agent. If fewer than two quotations are provided, LIBOR for such interest determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such interest determination date by three major banks (which may include affiliates of the underwriters) selected by Pacific Gas and Electric Company for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London business day immediately following such interest determination date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by Pacific Gas and Electric Company are not quoting such rates as mentioned in this sentence, LIBOR for such interest determination date will be LIBOR determined with respect to the immediately preceding interest determination date.

All percentages resulting from any calculation of any interest rate for the Floating Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

Schedule I-B - 3

Promptly upon such determination, the calculation agent will notify Pacific Gas and Electric Company and the trustee (if the calculation agent is not the trustee) of the interest rate for the new interest reset period. Upon request of a holder of the Floating Rate Notes, the calculation agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next interest reset period.

All calculations made by the calculation agent for the purposes of calculating interest on the Floating Rate Notes shall be conclusive and binding on the holders and Pacific Gas and Electric Company, absent manifest errors.

Schedule I-B - 4

SCHEDULE II-A

Underwriters	Principal Amount of 4.00% Senior Notes due December 1, 2046 to be Purchased
Citigroup Global Markets Inc.	$70,000,000
J.P. Morgan Securities LLC	$70,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$70,000,000
Mizuho Securities USA Inc.	$70,000,000
CIBC World Markets Corp.	$24,000,000
SMBC Nikko Securities America, Inc.	$24,000,000
U.S. Bancorp Investments, Inc.	$24,000,000
Lebenthal & Co., LLC	$16,000,000
Mischler Financial Group, Inc.	$16,000,000
Samuel A. Ramirez & Company, Inc.	$16,000,000
Total	$400,000,000

Schedule II-A - 1

SCHEDULE II-B

Underwriters	Principal Amount of Floating Rate Senior Notes due November 30, 2017 to be Purchased
Citigroup Global Markets Inc.	$43,750,000
J.P. Morgan Securities LLC	$43,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$43,750,000
Mizuho Securities USA Inc.	$43,750,000
CIBC World Markets Corp.	$15,000,000
SMBC Nikko Securities America, Inc.	$15,000,000
U.S. Bancorp Investments, Inc.	$15,000,000
Lebenthal & Co., LLC	$10,000,000
Mischler Financial Group, Inc.	$10,000,000
Samuel A. Ramirez & Company, Inc.	$10,000,000
Total	$250,000,000

Schedule II-B - 1

SCHEDULE III

Schedule of the Free Writing Prospectuses included in the Disclosure Package

1.	Free Writing Prospectuses, dated as of November 28, 2016 and filed pursuant to Rule 433 on November 28, 2016, relating to the 4.00% Senior Notes due December 1, 2046 and the Floating Rate Senior Notes due November 30, 2017.

Schedule III - 1

SCHEDULE IV-A

Filed Pursuant to Rule 433

Registration No. 333-193879

November 28, 2016

PRICING TERM SHEET

Pacific Gas and Electric Company

4.00% Senior Notes due December 1, 2046

Issuer:	Pacific Gas and Electric Company

Anticipated Ratings (Moody’s/S&P/Fitch):*	Intentionally omitted

Principal Amount:	$400,000,000

Trade Date:	November 28, 2016

Settlement Date:	December 1, 2016 (T+3)

Maturity Date:	December 1, 2046

Interest Payment Dates:	June 1 and December 1, commencing June 1, 2017

Coupon:	4.00%

Price to Public:	98.164%

Benchmark Treasury:	2.250% due August 15, 2046

Benchmark Treasury Yield:	3.007%

Spread to Benchmark Treasury:	+110 basis points

Yield to Maturity:	4.107%

Optional Redemption:

At any time prior to June 1, 2046 (the date that is six months prior to the maturity date), Pacific Gas and Electric Company may, at its option, redeem the 4.00% Senior Notes in whole or in part at a redemption price equal to the greater of:

•       100% of the principal amount of the 4.00% Senior Notes to be redeemed; or

•       as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the 4.00% Senior Notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date), calculated as if the maturity date of such notes was June 1, 2046 (the date that is six months prior to the maturity date), discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate plus 20 basis points,

Schedule IV-A - 1

plus, in either case, accrued and unpaid interest to the redemption date.

At any time on or after June 1, 2046, Pacific Gas and Electric Company may redeem the 4.00% Senior Notes, in whole or in part, at 100% of the principal amount of the 4.00% Senior Notes being redeemed plus accrued and unpaid interest to the redemption date.

Concurrent Debt Offering:	$250,000,000 principal amount of Floating Rate Senior Notes due November 30, 2017

CUSIP / ISIN:	694308HR1/US694308HR19

Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Mizuho Securities USA Inc.

Co-Managers:	CIBC World Markets Corp. SMBC Nikko Securities America, Inc. U.S. Bancorp Investments, Inc. Lebenthal & Co., LLC Mischler Financial Group, Inc. Samuel A. Ramirez & Company, Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (i) Citigroup Global Markets Inc., toll free at 1-800-831-9146; (ii) J.P. Morgan Securities LLC, collect at 1-212-834-4533; (iii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, toll free at 1-800-294-1322; or (iv) Mizuho Securities USA Inc., toll free at 1-866-271-7403.

Schedule IV-A - 2

SCHEDULE IV-B

Filed Pursuant to Rule 433

Registration No. 333-193879

November 28, 2016

PRICING TERM SHEET

Pacific Gas and Electric Company

Floating Rate Senior Notes due November 30, 2017

Issuer:	Pacific Gas and Electric Company

Size:	$250,000,000

Trade Date:	November 28, 2016

Settlement Date:	December 1, 2016 (T+3)

Maturity Date:	November 30, 2017

Interest Payment Dates:	February 28, 2017, May 30, 2017, August 30, 2017 and on the Maturity Date

Coupon:	3-month USD LIBOR +20 basis points

Price to Public:	100.000%

Benchmark:	3-month USD LIBOR

Spread to Benchmark:	+20 basis points

Day Count Convention:	Actual/360

Concurrent Debt Offering:	$400,000,000 principal amount of 4.00% Senior Notes due December 1, 2046

CUSIP / ISIN:	694308HQ3 / US694308HQ36

Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Mizuho Securities USA Inc.

Co-Managers:	CIBC World Markets Corp. SMBC Nikko Securities America, Inc. U.S. Bancorp Investments, Inc. Lebenthal & Co., LLC Mischler Financial Group, Inc. Samuel A. Ramirez & Company, Inc.

Schedule IV-B - 1

Description of Floating Rate Senior Notes

Rate of Interest

The interest rate on the Floating Rate Senior Notes due November 30, 2017 (the “Floating Rate Notes”) will be reset quarterly on February 28, 2017, May 30, 2017 and August 30, 2017 (each, an “interest reset date”). The Floating Rate Notes will bear interest at a per annum rate equal to three-month LIBOR (as defined below) for the applicable interest reset period or initial interest period (each as defined below) plus 0.20% (20 basis points). The interest rate for the initial interest period will be three-month LIBOR, determined as of two London business days (as defined below) prior to the original issue date, plus 0.20% (20 basis points) per annum. The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by California law as the same may be modified by United States law of general application. Additionally, the interest rate on the Floating Rate Notes will in no event be lower than zero.

The “initial interest period” will be the period from and including the original issue date to but excluding the initial interest reset date. Thereafter, each “interest reset period” will be the period from and including an interest reset date to but excluding the immediately succeeding interest reset date; provided that the final interest reset period for the Floating Rate Notes will be the period from and including the interest reset date immediately preceding the maturity date of such Floating Rate Notes to but excluding the maturity date.

If any interest reset date would otherwise be a day that is not a Business Day, the interest reset date will be postponed to the immediately succeeding day that is a Business Day, except that if that Business Day is in the immediately succeeding calendar month, the interest reset date shall be the immediately preceding Business Day.

The interest rate in effect on each day will be (i) if that day is an interest reset date, the interest rate determined as of the interest determination date (as defined below) immediately preceding such interest reset date or (ii) if that day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date or the original issue date, as the case may be.

“Business Day” means any day (1) that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in The City of New York and, for any place of payment outside of The City of New York, in such place of payment, and (2) that is also a “London business day”, which is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Interest Rate Determination

The interest rate applicable to each interest reset period commencing on the related interest reset date, or the original issue date in the case of the initial interest period, will be the rate determined as of the applicable interest determination date. The “interest determination date” will be the second London business day immediately preceding the original issue date, in the case of the initial interest reset period, or thereafter, will be the second London business day immediately preceding the applicable interest reset date.

Schedule IV-B - 2

The Bank of New York Mellon Trust Company, N.A., or its successor appointed by Pacific Gas and Electric Company, will act as calculation agent. Three-month LIBOR will be determined by the calculation agent as of the applicable interest determination date in accordance with the following provisions:

(i) LIBOR is the rate for deposits in U.S. dollars for the three-month period which appears on Reuters Screen LIBOR01 Page (as defined below) at approximately 11:00 a.m., London time, on the applicable interest determination date. “Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters Screen (or such other page as may replace the LIBOR01 page on that service, any successor service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Reuters Screen LIBOR01 Page, LIBOR for such interest determination date will be determined in accordance with the provisions of paragraph (ii) below.

(ii) With respect to an interest determination date on which no rate appears on Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., London time, on such interest determination date, the calculation agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters) in the London interbank market selected by Pacific Gas and Electric Company to provide the calculation agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the second London business day immediately following such interest determination date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such interest determination date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such interest determination date will be the arithmetic mean of such quotations as calculated by the calculation agent. If fewer than two quotations are provided, LIBOR for such interest determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such interest determination date by three major banks (which may include affiliates of the underwriters) selected by Pacific Gas and Electric Company for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London business day immediately following such interest determination date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by Pacific Gas and Electric Company are not quoting such rates as mentioned in this sentence, LIBOR for such interest determination date will be LIBOR determined with respect to the immediately preceding interest determination date.

Schedule IV-B - 3

All percentages resulting from any calculation of any interest rate for the Floating Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

Promptly upon such determination, the calculation agent will notify Pacific Gas and Electric Company and the trustee (if the calculation agent is not the trustee) of the interest rate for the new interest reset period. Upon request of a holder of the Floating Rate Notes, the calculation agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next interest reset period.

All calculations made by the calculation agent for the purposes of calculating interest on the Floating Rate Notes shall be conclusive and binding on the holders and Pacific Gas and Electric Company, absent manifest errors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (i) Citigroup Global Markets Inc., toll free at 1-800-831-9146; (ii) J.P. Morgan Securities LLC, collect at 1-212-834-4533; (iii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, toll free at 1-800-294-1322; or (iv) Mizuho Securities USA Inc., toll free at 1-866-271-7403.

Schedule IV-B - 4

SCHEDULE V

Form of Opinion of Orrick, Herrington & Sutcliffe LLP

(i) the Registration Statement has become effective under the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been threatened or instituted by, or are pending before, the Commission, and the Registration Statement, as of each Effective Date and the Final Prospectus, as of its date (other than the financial statements, schedules and other financial data contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules promulgated thereunder; the Final Prospectus and the final term sheet have been filed pursuant to, and within the time frame contemplated by, Rule 424(b) and Rule 433, respectively, promulgated under the Act;

(ii) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with the corporate power and corporate authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus;

(iii) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery thereof by the Trustee constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject, to the effect of any bankruptcy, reorganization, insolvency, arrangement, fraudulent conveyance, moratorium, receivership, assignment for the benefit of creditors or other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized and executed by the Company and when authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will have been validly issued and delivered, will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

(iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement other than those disclosed in the Preliminary Prospectus and the Final Prospectus (in rendering such opinion, such counsel may note that it has not conducted searches of the dockets of any court or administrative agency whatsoever);

Schedule V - 1

(v) this Agreement has been duly authorized, executed and delivered by the Company;

(vi) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the 1940 Act or a company “controlled” by an “investment company” within the meaning of the 1940 Act;

(vii) none of the issue or sale of the Securities, the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder will (A) conflict with or result in any violation of (1) the Articles of Incorporation or Bylaws of the Company, or (2) any Federal, California or, as to this Agreement, New York, statute or any rule or regulation issued pursuant to any Federal, California or, as to this Agreement, New York statute, including, without limitation, the California Public Utilities Code and California usury laws (“Applicable Laws”), or any order known to such counsel to have been issued pursuant to any Applicable Law by any Federal, California or, as to this Agreement, New York, court or governmental agency or body that such counsel has in the exercise of customary professional diligence recognized as having jurisdiction over the Company or any of its properties (“Applicable Governmental Authority”) or (B) result in a breach or violation of, or constitute a default under, any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party that has been filed (i) pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K promulgated under the Act as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, or (ii) as an exhibit to any report on Form 8-K filed by the Company between January 1, 2016 and the Closing Date;

(viii) no consent, approval, authorization, filing with or order of or with any Applicable Governmental Authority (a “Governmental Action”) is required for the valid authorization, execution, issuance, sale and delivery of the Securities by the Company except for any Governmental Actions that have been obtained or made, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement, the Disclosure Package and the Final Prospectus; and

(ix) the statements in the Disclosure Package and the Final Prospectus under the caption “Description of the Senior Notes” insofar as such statements purport to summarize certain provisions of the Indenture and the Securities, fairly summarize such provisions in all material respects, and the statements under the

Schedule V - 2

caption “Certain United States Federal Income Tax Consequences” in the Disclosure Package and the Final Prospectus, insofar as such statements constitute summaries of the United States federal income tax laws, are accurate in all material respects.

The letter from such counsel shall include a separate paragraph to the effect that in the course of its engagement as counsel to the Company in connection with the offering of the Securities, it has participated in conferences with the Underwriters and their representatives and representatives of the Company and its accountants concerning the Registration Statement, the Disclosure Package and the Final Prospectus and considered the matters required to be stated therein and the statements contained therein, and, although they were not engaged to and did not independently verify the accuracy, completeness or fairness of such statements (except as stated above), and based upon and subject to the foregoing, such counsel will advise the Underwriters, as a matter of fact and not opinion, that nothing came to such counsel’s attention to cause them to believe that (A) the Registration Statement, as of each Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Final Prospectus, as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Disclosure Package, as of the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that it is understood that such counsel is not requested to and will not express any belief in this paragraph with respect to the financial statements, schedules and other financial data contained in or incorporated by reference in the Registration Statement, the Disclosure Package, the Final Prospectus or the Statement of Eligibility and Qualification of the Trustee. References to the Final Prospectus in this paragraph shall also include any supplements thereto at the Closing Date.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California, New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

“Effective Date” shall mean the time of effectiveness of the Registration Statement for the purposes of Section 11 of the Securities Act, as such section applies to the Underwriters.

Schedule V - 3